Exhibit 16.1

March 30, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Millenium Holding Group, Inc.
    Commission File No. 000-28431

We have read the statements that we understand Millenium Holding Group, Inc. will include in Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to disagree with any other statement made in Item 4 of such report.

Sincerely,


/s/ Franklin Griffith & Associates
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Franklin Griffith & Associates, Certified Public Accountants